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                                  EXHIBIT 10.21

                  WEBSITE AND REVENUE SHARING AGREEMENT BETWEEN

        THE INSTITUTE FOR MEDICAL STUDIES, INC. AND THEHEALTHCHANNEL.COM

                              DATED JUNE 29, 19999


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                 WEBSITE SERVICES AND REVENUE SHARING AGREEMENT

This Agreement, dated as of September 29, 1999 (the "Effective Date") is made by and between The Institute for Medical Studies, Inc., a California corporation having its principal place of business at 30100 Town Center Drive, Suite 0-PMB #193, Laguna Niguel, CA 92677 ("IMS") and The Health Channel.Com, Inc., a Delaware corporation having its principal place of business at 5000 Birch Street, Suite 4000, Newport Beach, CA 92660 ("THCL").

In consideration of their mutual promises and covenants contained in this Agreement, the parties agree as follows:

1.   Website Services Agreement

     A) IMS agrees to maintain in its website (the "CME Supersite" which, by way of reference, currently resides on the World Wide Web at www.imscme.com) a prominent reference and link to THCL's health care portal website (located at www.thehealthchannel.com). The language and other aspects of such reference and link shall be mutually agreed upon by the parties.

     B) Unless consented to in writing by THCL, IMS agrees that it will have no agreement with any other health care portal website (other than the health care portal website of THCL), providing for referrals to or from the IMS website.

     C) IMS' name, logo, and link shall appear prominently in THCL's "professional" home page and Professional Education Page; the language and other aspects of such reference and link shall be mutually agreed upon by the parties. IMS shall be the only CME provider and CME portal website so named and featured in the THCL health care portal website(s), unless otherwise agreed to in writing by IMS.

2.   IMS Website Maintenance

     IMS will maintain its CME website on servers maintained by IMS at its expense (or that of IMS' clients); an exception to this will be the costs related to any technical revision of the IMS site that may be necessary in order for it to interface with the THCL site, said costs to be borne by THCL. IMS shall use its best efforts to ensure reasonably high quality of the IMS CME website, said quality to be determined by IMS. If major design changes to the IMS website are desired by THCL, THCL will cover the costs of said changes.

                                     Initials: /s/ RB     IMS    /s/  TL    THCL
                                              ----------------------------------

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IMS/THCL Agreement - Page 2 of 7

3.   THCL Portrayal of Relationship with IMS and related IMS Services Contracted

     A)   IMS authorizes THCL to use IMS' name (in a manner to be approved by
          IMS) to approach pharmaceutical (and other) CME supporters/sponsors to solicit funding for development of web-based CME/CE and/or patient education. Additionally, IMS will encourage other CME/CE providers and/or developers to enter into similar arrangements with THCL under which THCL will solicit funding for the development of web-based CME/CE and/or patient education on behalf of those organizations. Any and all funding from CME/CE supporters/sponsors or developers will be received in a manner that is consistent with ACCME/FDA standards and guidelines for commercially supported CME, as interpreted by IMS and/or the ACCME. IMS will, in accordance with ACCME/FDA standards, have the right to review and approve of any such materials prior to their placement on any IMS website.

     B) IMS authorizes THCL to approach IMS' CME program faculty (in a manner to be approved by IMS) using IMS as a reference regarding potential affiliation with a "Health Channel Medical Advisory Board," and/or for other related projects as may be from time to time determined by the mutual consent of IMS and THCL.

4.   Revenue Sharing And Services Agreement

     A) THCL will use its best efforts to approach pharmaceutical and other CME/CE supporters to solicit funding for web based CME/CE and/or patient education, as referenced in Section 3.A (above).

     B) To assist THCL in its solicitation effort, IMS will provide THCL with a database or directory of potential funding sources (pharmaceutical companies and medical communications companies) and with suggestions on how to best approach those funding sources. Additionally, IMS will send an announcement to its medical communications company database, in order to familiarize them with THCL.

     C) If, during the term of this Agreement, any contract is entered into by THCL with any pharmaceutical company or other CME supporter/sponsor, provider or developer for the development of web-based CME/CE or web-based patient education, then IMS shall receive from THCL 10% (before deductions for any related expenses) of any payments THCL received from such supporters, sponsors, providers or developers In the case where IMS is the accredited provider of said CME, IMS shall be responsible for overseeing and approving the quality, format and content of the CME programs and THCL and/or its agents shall be responsible for all educational and technical program development costs, sales/marketing costs, and any other program expenses; in those cases where IMS is the accredited provider, IMS will receive, in addition to the abovementioned 10%, its fee for accreditation services which is 10% of the overall budget for the educational program unless the Parties mutually agree to a different percentage.

                                   Initials: /s/ RB     IMS    /s/  TL    THCL
                                            ----------------------------------

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IMS/THCL Agreement - page 3 of 7

5.   IMS Warrant to Purchase THCL Shares

     A) As evidenced by the attached Warrant Agreement (attached "Exhibit A"), IMS is receiving for its services performed under this agreement, a non-transferable option to purchase up to 1,200,000 shares of THCL common stock at an exercise price of $0.10 per share.

6.   Information

     A) Each party agrees to use reasonable efforts to keep secret and in confidence all confidential documentation and information (such as customer or client lists and data) furnished to it by the other party under or in connection with this Agreement. Each party shall use reasonable efforts to cause all of its officers, employees, contractors, affiliates and agents to maintain such documentation and information secret and confidential. The obligations of the parties under this paragraph shall not apply to any disclosures of confidential information required by court order or applicable laws, or to any such documentation or information which, through no breach on the part of the disclosing party, has become generally known or available to the public, has been furnished to the disclosing party by a third party as a matter of right and without restriction on disclosure, or has been developed independently by the disclosing party.

     B) Each party will provide to the other party on a quarterly basis written reports setting forth in reasonable detail all revenues, expenses and other cash flows relating to this Agreement.

7.   Term and Termination

     A) Unless earlier terminated pursuant to this section, this Agreement will expire on the third anniversary of the date of this Agreement.

     B) If either party shall default in the payment of any amount owed to the other party under Section 4 or shall become bankrupt or insolvent, such other party may, at its option, terminate this Agreement by delivery of a written notice of such termination to the defaulting, bankrupt or insolvent party.

     C) If either party shall otherwise commit any material breach of its obligations under this Agreement, and shall fail to remedy such breach within sixty (60) days after written notice of such breach and of the other party's intent to terminate this Agreement under this item is given to it by the other party, the other party may, at its option, terminate this Agreement by delivery of written notice of such termination to the defaulting party.

     D)   Following the expiration or termination of this Agreement under this
          Section 7, each party's obligations with respect to previously produced products and projects, or arising out of any prior failure to pay an amount owed when due or other breach by the other party, shall continue in effect.

     E) At IMS' option, if at any time during the term of this Agreement, the market price of THCL stock (adjusted for any intervening stock splits, reverse stock splits, or stock dividends) is priced at less than $0.40 per share for five (5) consecutive business days, then paragraphs 1A, 1B and 1C shall no longer be applicable to this Agreement.

                                    Initials: /s/ RB     IMS    /s/  TL    THCL
                                             ----------------------------------


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IMS/THCL Agreement - page 4 of 7

8.   Miscellaneous

     A) Entire Agreement. This Agreement contains the entire agreement between the parties, and supersedes all prior agreements, representations and under-standings of the parties, relating to the subject matter of this Agreement.

     B) Further Actions. Each party agrees that after the delivery of this Agreement it will execute and deliver such further documents and do such further acts and things as the other party may reasonably request in order to carry out the terms of this Agreement.

     C) Amendments. No supplement or amendment of this Agreement will be binding unless executed in writing by both the parties.

     D) Waivers. Any term or provision of this Agreement may be waived at any time by the party entitled to its benefit by a written instrument executed by a duly authorized officer of the party. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. The failure of any party to enforce at any time any provision of this Agreement, or any right with respect thereto, or to exercise any election herein provided, shall in no way be considered to be a waiver of such provision, right or election, or to in any way affect the validity of this Agreement. The exercise by any party of any right or election under the terms or convenants herein shall not preclude or prejudice any party from exercising the same or any other right it may have under this Agreement, irrespective of any previous action or proceeding taken by the parties hereunder.

     E) Successors, Assigns and Sublicenses. This Agreement will be binding on, and will inure to the benefit of, the parties and their respective successors and assigns. Neither side may assign its rights or obligations under this Agreement, except its rights to receive payments from the other party, without the other party's written consent. Provided that THCL shall continue to be bound by its payment and other obligations under this Agreement and any such sublicensee shall comply with applicable ACCME requirements, THCL shall be entitled to a sublicense its rights under Sections 3A, 3B, and 4A to third parties and to use independent contractors in the production and marketing of the CME/CE programs.

     F) Attorney's Fees. If any arbitration, legal action or other proceeding is brought in connection with any of the provisions of this Agreement, the successful or prevailing party will be entitled to recover reasonable attorney's fees and other costs incurred in that arbitration, action or proceeding, in addition to any other relief to which that party may be entitled.

                                      Initials: /s/ RB     IMS    /s/  TL   THCL
                                               ---------------------------------


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IMS/THCL Agreement - page 5 of 7

     G) Governing Law. All questions with respect to the construction of this Agreement, and the rights and liabilities of the parties under this Agreement, will be governed by the laws of the State of California, excluding conflicts of laws provisions.

     H) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed a valid, original agreement, but all of which together will constitute one and the same instrument.

     I) Severance. If any provision of this Agreement or its application to any person or circumstances is held to be unenforceable or invalid by any court of competent jurisdiction, its other applications and the remaining provisions of this Agreement shall be enforced so as to best effect the intentions of the parties in entering into this Agreement.

     J) Captions. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The references to sections refer to corresponding sections of this Agreement unless otherwise specified.


     K) Notices. Any notice or other communication to either party pursuant to this Agreement shall be deemed to have been duly given and received on the date of actual delivery in writing, addressed to the President (or other officer otherwise designated below for such purpose) of the party, at its address set forth below.


           If to IMS:               The Institute for Medical Studies, Inc.
     ----------------------------------------------------------------------
                                    30100 Town Center Drive
     ------------------------------------------------------
                                    Suite 0-PMB #193
     -----------------------------------------------
                                    Laguna Niguel, CA 92677-2064
     -----------------------------------------------------------

           If to THCL:              The Health Channel.Com, Inc.
     -----------------------------------------------------------
                                    5000 Birch Street
     ------------------------------------------------
                                    Suite 4000
     -----------------------------------------
                                    Newport Beach, CA 92660
     ------------------------------------------------------

           Either party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

     L) Drafting. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with and represented by their own counsel. Accordingly, any rule of law (including California Code of Civil Procedure Section 1654) or legal decision that would require interpretation against the drafter of this Agreement is not applicable and is waived.

                                   Initials: /s/ RB     IMS    /s/  TL     THCL
                                            -----------------------------------


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IMS/THCL Agreement - page 6 of 7

     M) Relationship of Parties. The relationships established between IMS and THCL by this Agreement are that of independent contractors, and nothing contained herein shall be deemed to establish or otherwise create a relationship of principal and agent or a partnership between them. Until and unless otherwise specifically agreed, neither party nor any of its agents or other distributors shall have any right or authority to assume or create any obligations of any kind, whether express or implied, on behalf of the other party.

     N) Definitions. For purposes of this Agreement, the following terms are defined:

          1) Health Care Portal Website: A website containing general and specific health care information that is targeted primarily towards a consumer audience, but may also be (somewhat) targeted to a professional audience. A website that is targeted primarily to health care professionals' CME needs shall not be considered a health care portal website; neither shall a website that is primarily devoted to one or more closely related disease entities (e.g. a "Heart Disease" website).

          2) CME: "CME" refers to "Continuing Medical Education," for physicians and also to "CE" or "Continuing Education" for other health care professionals such as nurses, pharmacists, etc.

          3) CME Provider: A CME provider or developer refers to either an accredited or non-accredited developer, overseer, planner, and/or other implementor of CME programs or activities.

          4) CME Supporter/Sponsor: Refers to any entity (pharmaceutical company, medical device company, or other) that provides financial support for CME/ CE programming.

          5)   ACCME: Accreditation Council for Continuing Medical Education.

          6)   FDA: Food and Drug Administration.

          7) Patient Education: Originally developed (copyrightable) educational programming or materials, targeted towards a patient or health care consumer audience.

          8. Educational Initiative: An overall program directed towards educating physicians or other audiences about drug use or disease management. Initiatives may include activities such as advisory boards, faculty development, related CME/CE programming and patient education.

                                      Initials: /s/ RB     IMS    /s/  TL   THCL
                                               ---------------------------------


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IMS/THCL Agreement - Page 7 of 7

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


On Behalf of                                          On Behalf of

The Institute for Medical Studies, Inc.      The Health Channel.Com, Inc.


       /s/ Robert B. Ludovise                    /s/  Thomas Lonergan
-----------------------------           -----------------------------
Robert B. Ludovise                      Thomas Lonergan
Its President                           Its Chief Operating Officer, Secretary
                                        and Chief Financial Officer


       9/29/99                                   9/29/99
Date                                    Date

Signed at:                              Signed at:

       Irvine              , California            Irvine           , California